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                                                                     EXHIBIT 1.1


                                                               ST&B Draft 6/7/96

                        3,000,000 Shares of Common Stock

                          VENTANA MEDICAL SYSTEMS, INC.

                             UNDERWRITING AGREEMENT

                                                    _________ __, 1996

BEAR, STEARNS & CO. INC.
DILLON, READ & CO. INC.
  as Representatives of the
  several Underwriters named in
  Schedule I attached hereto
c/o Bear, Stearns & Co. Inc.
245 Park Avenue
New York, New York  10167

Dear Sirs:

                  Ventana Medical Systems, Inc., a corporation organized and existing under the laws of Delaware (the "Company"), and certain stockholders of the Company named in Schedule II hereto (the "Selling Stockholders") propose, subject to the terms and conditions stated herein, to sell to the several underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 3,000,000 shares (the "Firm Shares") of the Company's common stock, par value $0.001 per share (the "Common Stock"). Of the 3,000,000 Firm Shares, 2,200,000 Firm Shares are being sold by the Company and 800,000 Firm Shares are being sold by the Selling Stockholders. In addition, certain of the Selling Stockholders propose to grant, for the sole purpose of covering over-allotments in connection with the sale of the Firm Shares, at the option of the Underwriters, up to an additional 450,000 shares (the "Additional Shares") of Common Stock. The Firm Shares and any Additional Shares purchased by the Underwriters are referred to herein as the "Shares". The Shares are more fully described in the Registration Statement referred to below.

                  1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Underwriters that:

                  (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, and may have filed an amendment or amendments thereto, on Form S-1 (No. 333-_______), for the registration of the Shares under the Securities Act of 1933, as amended
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         (the "Act"). Such registration statement, including the prospectus, financial statements and schedules, exhibits and all other documents filed as a part thereof, as amended at the time of effectiveness of the registration statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A or Rule 434 of the Rules and Regulations of the Commission under the Act (the "Regulations"), is herein called the "Registration Statement" and the prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) or Rule 434 filing is required, is herein called the "Prospectus". The term "preliminary prospectus" as used herein means a preliminary prospectus as described in Rule 430 of the Regulations.

                  (b) At the time of the effectiveness of the Registration Statement or the effectiveness of any post-effective amendment to the Registration Statement, when the Prospectus is first filed with the Commission pursuant to Rule 424(b) or Rule 434 of the Regulations, when any supplement to or amendment of the Prospectus is filed with the Commission and at the Closing Date and the Additional Closing Date, if any, (as hereinafter respectively defined), the Registration Statement and the Prospectus and any amendments thereof and supplements thereto complied or will comply in all material respects with the applicable provisions of the Act and the Regulations and do not or will not contain an untrue statement of a material fact and do not or will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein (i) in the case of the Registration Statement, not misleading and (ii) in the case of the Prospectus, in light of the circumstances under which they were made, not misleading. When any related preliminary prospectus was first filed with the Commission (whether filed as part of the registration statement for the registration of the Shares or any amendment thereto or pursuant to Rule 424(a) of the Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such preliminary prospectus and any amendments thereof and supplements thereto complied in all material respects with the applicable provisions of the Act and the Regulations and did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No representation and warranty is made in this subsection (b), however, with respect to any information contained in or omitted from the Registration Statement or the Prospectus or any related preliminary prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity
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         with information furnished in writing to the Company by or on behalf of any Underwriter through you as herein stated expressly for use in connection with the preparation thereof. If Rule 434 is used, the Company will comply with the requirements of Rule 434.

                  (c) Ernst & Young LLP, who have certified certain financial statements and supporting schedules included in the Registration Statement, are independent public accountants as required by the Act and the Regulations; and Arthur Andersen LLP, who have certified certain financial statements and supporting schedules included in the Registration Statement, were independent public accountants as required by the Act and the Regulations during the periods covered by the financial statements on which they reported contained in the Registration Statement.

                  (d) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as set forth in the Registration Statement and the Prospectus, there has been no material adverse change or any development involving a prospective material adverse change in the business, prospects, properties, operations, condition (financial or other) or results of operations of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, and since the date of the latest balance sheet presented in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has incurred or undertaken any liabilities or obligations, direct or contingent, which are material to the Company and its subsidiaries, taken as a whole, except for liabilities or obligations which are reflected in the Registration Statement and the Prospectus.

                  (e) This Agreement and the transactions contemplated herein have been duly and validly authorized by the Company and this Agreement has been duly and validly executed and delivered by the Company.

                  (f) The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any agreement, instrument, franchise, license or permit to which the Company or any of its subsidiaries is a party or by which any of such corporations or their respective properties or assets may be bound or (ii) violate or conflict with any provision of the certificate of incorporation or by-laws of
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         the Company or any of its subsidiaries or any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets is required for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, including the issuance, sale and delivery of the Shares to be issued, sold and delivered by the Company hereunder, except the registration under the Act of the Shares and such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

                  (g) All of the outstanding shares of Common Stock are duly and validly authorized and issued, fully paid and nonassessable and were not issued and are not now in violation of or subject to any preemptive rights. The Shares, when issued, delivered and sold in accordance with this Agreement, will be duly and validly issued and outstanding, fully paid and nonassessable, and will not have been issued in violation of or be subject to any preemptive rights. The Company had, at March 31, 1996, an authorized and outstanding capitalization as set forth in the Registration Statement and the Prospectus. The Common Stock, the Firm Shares and the Additional Shares conform to the descriptions thereof contained in the Registration Statement and the Prospectus.

                  (h) Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its subsidiaries is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate have a material adverse effect on the Company and its subsidiaries taken as a whole. Each of the Company and its subsidiaries has all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits of and from all public, regulatory or governmental agencies and bodies, to own, lease and operate its properties and conduct its business as now being conducted and as described in the Registration
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         Statement and the Prospectus, and no such consent, approval, authorization, order, registration, qualification, license or permit contains a materially burdensome restriction not adequately disclosed in the Registration Statement and the Prospectus.

                  (i) Except as described in the Prospectus, there is no litigation or governmental proceeding to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject or which is pending or, to the knowledge of the Company, contemplated against the Company or any of its subsidiaries which might result in any material adverse change or development involving a prospective material adverse change in the business, prospects, properties, operations, condition (financial or other) or results of operations of the Company and its subsidiaries taken as a whole or which is required to be disclosed in the Registration Statement and the Prospectus.

                  (j) The Company has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.

                  (k) The financial statements, including the notes thereto, and supporting schedules included in the Registration Statement and the Prospectus, present fairly the financial position of the Company as of the dates indicated and the results of its operations for the periods specified; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein.

                  (l) Except as described in the Prospectus, no holder of securities of the Company has any rights to the registration of securities of the Company because of the filing of the Registration Statement or otherwise in connection with the sale of the Shares contemplated hereby.

                  (m) The Company is not, and upon consummation of the transactions contemplated hereby will not be, subject to registration as an "investment company" under the Investment Company Act of 1940, as amended.

                  (n) Except as described in the Prospectus, the Company and each of its subsidiaries own or possess adequate rights to use all material patents, patent applications, patent rights, inventions, trade secrets, know-how, proprietary

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         techniques, including processes and substances, trademarks, service marks, trademark registrations, service mark registrations, trade names, copyrights and licenses described or referred to in the Prospectus or owned or used by it or which are necessary for the conduct of its business as described in the Prospectus. Except as described in the Prospectus, neither the Company nor any of its subsidiaries has received any notice of, or is aware of, any infringement of or conflict with asserted rights of others with respect to any patents, patent applications, patent rights, inventions, trade secrets, know-how, proprietary techniques, including processes and substances, trademarks, service marks, trademark registrations, service mark registrations, trade names, copyrights or licenses which individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding might result in a material adverse change or development involving a prospective material adverse change in the business, prospects, properties, operations, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole.

                  (o) The Company and each of its subsidiaries, and all of their respective business operations, are in compliance in all material respects with all applicable statutes, rules and regulations and orders administered or issued by any governmental or regulatory authority in the jurisdictions in which it is conducting business and by any governmental or regulatory authority having jurisdiction over the Company or any of its subsidiaries, including, without limitation, the United States Food and Drug Administration. All of the descriptions in the Registration Statement and the Prospectus of applicable statutes, rules and regulations and orders administered or issued by any governmental or regulatory authority under the captions "Risk Factors -- FDA and Other Government Regulation" and "Business -- Government Regulation" and other references therein to regulatory matters are true and accurate in all material respects.

                  (p) There are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Act or by the Regulations which have not been described in the Prospectus or filed as exhibits to the Registration Statement.

                  (q) There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any of its subsidiaries (or, to the knowledge of the
         Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or its subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any
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         applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not, singularly or in the aggregate with all such violations and remedial actions, result in any material adverse change or a development involving a prospective material adverse change in the business, prospects, properties, operations, condition (financial or other) or results of operations of the Company and its subsidiaries taken as a whole; there has been no spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its subsidiaries or with respect to which the Company or any of its subsidiaries have knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, result in a material adverse change or development involving a prospective material adverse change in the business, prospects, properties, operations, condition (financial or otherwise), or results of operations of the Company and its subsidiaries taken as a whole; and the terms "hazardous wastes", "toxic wastes", "hazardous substances" and "medical wastes" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

                  (r) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

                  (s) No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, which is required to be described in the Prospectus which is not so described.
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                  (t) Since the date as of which information is given in the
         Prospectus through the date hereof, and except as may otherwise be disclosed in the Prospectus, the Company has not (i) issued or granted any securities, (ii) entered into any transaction not in the ordinary course of business or (iii) declared or paid any dividend on its capital stock.

                  (u) Except as disclosed in Schedule III hereto, each stockholder of the Company has entered into or is subject to a lock-up agreement (the "Lock-Up Agreements") under which such stockholder has agreed not to offer, sell, agree to sell, grant any option for the sale of or otherwise dispose of, or agree to dispose of, directly or indirectly, any shares of Common Stock, options or warrants to acquire shares of Common Stock (or securities exchangeable for, exercisable for or convertible into Common Stock) owned by them for a period of 180 days after the date of the Prospectus, without the prior written consent of Bear, Stearns & Co. Inc.; each Lock-Up Agreement constitutes the legal, valid and binding obligations of the stockholder or stockholders party thereto enforceable against each such stockholder in accordance with its terms.

                  2. Representations and Warranties of the Selling Stockholders. Each Selling Stockholder severally represents and warrants to, and agrees that:

                  (a) Such Selling Stockholder has, and immediately prior to the Closing Date and the Additional Closing Date, if any, will have good and valid title to the Shares to be sold by such Selling Stockholder hereunder on such date, free and clear of all liens, encumbrances, equities or claims; and upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters.

                  (b) Such Selling Stockholder has placed in custody under a custody agreement (the "Custody Agreement" and, together with all other similar agreements executed by the other Selling Stockholders, the "Custody Agreements") with Norwest Bank Minnesota, N.A., as custodian (the "Custodian"), for delivery under this Agreement, certificates in negotiable form (with signature guaranteed by a commercial bank or trust company having an office or correspondent in the United States or a member firm of the New York or American Stock Exchanges) representing the Shares to be sold by such Selling Stockholder hereunder.

                  (c) Such Selling Stockholder has duly and irrevocably executed and delivered a power of attorney (the "Power of Attorney" and, together with all other similar agreements executed by the other Selling Stockholders, the "Powers of Attorney") appointing the Custodian and one or more other

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         persons, as attorneys-in-fact, with full power of substitution, and with full authority (exercisable by any one or more of them) to execute and deliver this Agreement and to take such other action as may be necessary or desirable to carry out the provisions hereof on behalf of such Selling Stockholder.

                  (d) Such Selling Stockholder has full right, power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement; the execution, delivery and performance of this Agreement, the Power of Attorney and the Custody Agreement by such Selling Stockholder and the consummation by such Selling Stockholder of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, nor will such actions result in any violation of the provisions of the constituent documents of such Selling Stockholder, if any, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property or assets of such Selling Stockholder; and, except for the registration of the Shares under the Act and such consents, approvals, authorizations, registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the Power of Attorney or the Custody Agreement by such Selling Stockholder and the consummation by such Selling Stockholder of the transactions contemplated hereby.

                  (e) To the extent that any statements or omissions made in the Registration Statement, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder specifically for use therein, the Registration Statement and the Prospectus and any amendments or supplements thereto will not, when they become effective or are filed with the Commission, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and no facts have come to the attention of such Selling Stockholder which lead such Selling Stockholder to believe that the Registration Statement or the Prospectus or any amendments or supplements thereto will, when they become effective or are filed with the Commission, as the case may

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         be, contain any untrue statement of any other material fact or omit to state any other material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (f) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

                  3.  Purchase, Sale and Delivery of the Shares.

                  (a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell 2,200,000 Firm Shares and each Selling Stockholder hereby agrees to sell the number of Firm Shares set opposite its name in Schedule II hereto, severally and not jointly, to the Underwriters and the Underwriters, severally and not jointly, agree to purchase from the Company and the Selling Stockholders, at a purchase price per share of $_____, the number of Firm Shares set forth opposite the respective names of the Underwriters in Schedule I hereto plus any additional number of Shares which such Underwriter may become obligated to purchase pursuant to the provisions of
Section 11 hereof.

                  (b) Payment of the purchase price for, and delivery of certificates for, the Firm Shares shall be made at the office of Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167, or at such other place as shall be agreed upon by you and the Company, at 10:00 A.M. on the third or fourth business day (as permitted under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (unless postponed in accordance with the provisions of Section 11 hereof) following the date of the effectiveness of the Registration Statement (or, if the Company has elected to rely upon Rule 430A of the Regulations, the third or fourth business day (as permitted under Rule 15c6-1 under the Exchange Act) after the determination of the initial public offering price of the Firm Shares), or such other time not later than ten business days after such date as shall be agreed upon by you and the Company (such time and date of payment and delivery being herein called the "Closing Date"). Payment shall be made to the Company and the Selling Stockholders by certified or official bank check or checks drawn in New York Clearing House funds or similar next day funds payable to the order of the Company and the Selling Stockholders, against delivery to you for the respective accounts of the Underwriters of certificates for the Shares to be purchased by them. Certificates for the Shares shall be registered in such name or names and in such authorized denominations as you may request in

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writing at least two full business days prior to the Closing Date. The Company and the Selling Stockholders will permit you to examine and package such certificates for delivery at least one full business day prior to the Closing Date.

                  (c) In addition, the Selling Stockholders so designated in
Schedule II hereto (the "Option Stockholders") hereby grant to the Underwriters the option to purchase up to 450,000 Additional Shares at the same purchase price per share to be paid by the Underwriters to the Company and the Selling Stockholders for the Firm Shares as set forth in this Section 3, for the sole purpose of covering over-allotments in the sale of Firm Shares by the Underwriters. This option may be exercised at any time, in whole or in part, on or before the thirtieth day following the date of the Prospectus, by written notice by you to the Option Stockholders. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time, as reasonably determined by you, when the Additional Shares are to be delivered (such date and time being herein sometimes referred to as the "Additional Closing Date"); provided, however, that the Additional Closing Date shall not be earlier than the Closing Date or earlier than the second full business day after the date on which the option shall have been exercised nor later than the eighth full business day after the date on which the option shall have been exercised (unless such time and date are postponed in accordance with the provisions of Section 11 hereof). Certificates for the Additional Shares shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full business days prior to the Additional Closing Date. The Option Stockholders shall permit you to examine and package such certificates for delivery at least one full business day prior to the Additional Closing Date.

                  The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same ratio to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number increased as set forth in Section 11 hereof) bears to 3,000,000 subject, however, to such adjustments to eliminate any fractional shares as you in your sole discretion shall make. The number of Additional Shares to be sold by each Option Stockholder shall be the number which bears the same ratio to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Option Stockholder bears to the total number of Firm Shares being purchased by all Option Stockholders subject, however, to such adjustments to eliminate any fractional shares as the Custodian in its sole discretion shall make.

                  Payment for the Additional Shares shall be made by certified or official bank check or checks, in New York Clearing House or similar next day funds, each payable to the order of the Option Stockholders at the offices of Bear, Stearns & Co. Inc.,

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245 Park Avenue, New York, New York 10167, or such other location as may be mutually acceptable, upon delivery of the certificates for the Additional Shares to you for the respective accounts of the Underwriters.

                  4. Offering. Upon your authorization of the release of the Firm Shares, the Underwriters propose to offer the Shares for sale to the public upon the terms set forth in the Prospectus.

                  5. Covenants of the Company. The Company covenants and agrees with the Underwriters that:

                  (a) If the Registration Statement has not yet been declared effective, the Company will use its best efforts to cause the Registration Statement and any amendments thereto to become effective as promptly as possible, and if Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b) or Rule 434, the Company will file the Prospectus (properly completed if Rule 430A has been used) pursuant to Rule 424(b) or Rule 434 within the prescribed time period and will provide evidence satisfactory to you of such timely filing. If the Company elects to rely on Rule 434, the Company will prepare and file a term sheet that complies with the requirements of Rule 434.

                  The Company will notify you immediately (and, if requested by you, will confirm such notice in writing) (i) when the Registration Statement and any amendments thereto become effective, (ii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, (iii) of the mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement or the Prospectus, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of the initiation, or the threatening, of any proceedings therefor, (v) of the receipt of any comments from the Commission, and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose. If the Commission shall propose or enter a stop order at any time, the Company shall make every reasonable effort to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such order as soon as possible. The Company will not file any amendment to the Registration Statement or any amendment of or supplement to the Prospectus (including the prospectus required to be filed pursuant to Rule 424(b) or Rule 434) that differs from the prospectus on file at the time of the effectiveness of the Registration Statement before or after the effective date of the Registration Statement to which you shall reasonably object in writing after being timely furnished in advance a copy thereof.

                  (b) If at any time when a prospectus relating to the Shares is required to be delivered under the Act any event shall have occurred as a result of which the Prospectus as then amended or supplemented would, in the judgment of the Underwriters or the Company include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Prospectus or Registration Statement to comply with the Act or the Regulations, the Company will notify you promptly and prepare and file with the Commission an appropriate amendment or supplement (in form and substance satisfactory to you) which will correct such statement or omission and will use its best efforts to have any amendment to the Registration Statement declared effective as soon as possible.

                  (c) The Company will promptly deliver to you signed copies of the Registration Statement, including exhibits and all amendments thereto, and the Company will promptly deliver to each of the Underwriters such number of copies of any preliminary prospectus, the Prospectus, the Registration Statement, and all amendments of and supplements to such documents, if any, as you may reasonably request.

                  (d) The Company will endeavor in good faith, in cooperation with you, at or prior to the time of effectiveness of the Registration Statement, to qualify the Shares for offering and sale under the securities laws relating to the offering or sale of the Shares of such jurisdictions as you may designate and to maintain such qualification in effect for so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process.

                  (e) The Company will make generally available (within the meaning of Section 11(a) of the Act) to its security holders and to you as soon as practicable, but not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earning statement (in form complying with the provisions of Rule 158 of the Regulations) covering a period of at least twelve consecutive months beginning after the effective date of the Registration Statement.

                  (f) During the period of 180 days from the date of the Prospectus, the Company will not, without the prior written consent of Bear, Stearns & Co. Inc., issue, sell, offer or agree to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any Common Stock (or any securities convertible into, exercisable for or exchangeable for Common Stock), and the Company will obtain the undertaking of each of its officers and directors not to engage in any of the aforementioned transactions on their own behalf, other than the sale of Shares hereunder and the Company's issuance of Common Stock and options to purchase Common Stock under the Company's 1996 Employee Stock Purchase Plan and 1996 Stock Option Plan as described in the Prospectus.

                  (g) During a period of three years from the effective date of the Registration Statement, the Company will furnish to you copies of
         (i) all reports to its shareholders, and (ii) all reports, financial statements and proxy or information statements filed by the Company with the Commission or the National Association of Securities Dealers, Inc.

                  (h) The Company will apply the proceeds from the sale of the Shares as set forth under the caption "Use of Proceeds" in the Prospectus.

                  (i) The Company will use its best efforts to cause the Shares to be authorized for inclusion in the National Association of Securities Dealers Automated Quotation (National Market) System.

                  (j) The Company will file with the Commission such reports on Form SR as may be required pursuant to Rule 463 of the Regulations.

                  (k) During the period of 180 days from the date of the Prospectus, the Company will strictly enforce each Lock-Up Agreement.

                  6. Covenants of the Selling Stockholders. Each Selling Stockholder covenants and agrees that:

                  (a) For a period of 180 days from the date of the Prospectus, it will not, directly or indirectly, sell, offer or agree to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any Common Stock (or any securities convertible into, exercisable for or exchangeable for Common Stock), without the prior written consent of Bear, Stearns & Co. Inc.

                  (b) The Shares to be sold by such Selling Stockholder hereunder, which are represented by the certificates held in custody for such Selling Stockholder, are subject to the interest of the Underwriters and the other Selling Stockholders thereunder, the arrangements made by such Selling Stockholder for such custody are to that extent irrevocable, and the obligations of such Selling Stockholder hereunder will not be terminated by any act of such Selling Stockholder, by operation of law, by the death or incapacity of any individual Selling Stockholder or, in the case of a trust, by the death or incapacity of any executor or trustee or the termination of such trust, or the occurrence of any other event.

                  (c) If at any time when a prospectus relating to the Shares is required to be delivered under the Act any information which such Selling Stockholder has provided to the Company or the Underwriters becomes incorrect, or if it shall be necessary at any time to amend or supplement any information provided by such Selling Stockholder to the Company for inclusion in the Prospectus or Registration Statement to comply with the Act or the Regulations, such Selling Stockholder will notify the Company and the Underwriters promptly so that the Company may prepare and file with the Commission an appropriate amendment or supplement (in form and substance satisfactory to the Underwriters) which will correct such statement or omission.

                  (d) Such Selling Stockholder will deliver to the Representatives prior to the Closing Date a properly completed and executed United States Treasury Department Form W-8 (if such Selling Stockholder is a non-United States person) or Form W-9 (if such Selling Stockholder is a United States person.)

                  7. Payment of Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of the obligations of the Company and the Selling Stockholders hereunder, including those in connection with (i) preparing, printing, duplicating, filing and distributing the Registration Statement, as originally filed and all amendments thereto (including all exhibits thereto), any preliminary prospectus, the Prospectus and any amendments or supplements thereto (including, without limitation, fees and expenses of the Company's accountants and counsel), the underwriting documents (including, without limitation, this Agreement, the Agreement Among Underwriters and the Selling Agreement) and all other documents related to the public offering of the Shares (including those supplied to the Underwriters in quantities as hereinabove stated), (ii) the issuance, transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the costs of delivering and distributing the Custody Agreements and the Powers of Attorney, (iv) the qualification of the Shares under state securities or Blue Sky laws, including the costs of printing and mailing a preliminary and final "Blue Sky Survey" and the fees of counsel for the Underwriters and such counsel's disbursements in relation thereto, (v) quotation of the Shares on the National Association of Securities Dealers Automated Quotation (National Market) System, (vi) filing fees of the Commission and the National Association of Securities Dealers, Inc., (vii) the cost of printing certificates representing the Shares and (viii) the cost and charges of any transfer agent or registrar; provided that the Selling Stockholders shall pay the fees and expenses of their counsel, the Custodian (and any other attorney-in-fact) and any transfer taxes payable in connection with their respective sales of Shares to the Underwriters and reimburse the Company for their pro rata share of the fees and expenses paid by the Company in connection with the offering of the Shares.

                  8. Conditions of Underwriters' Obligations. The obligations of the Underwriters to purchase and pay for the Firm Shares and the Additional Shares, as provided herein, shall be subject to the accuracy of the representations and warranties of the Company and the Selling Stockholders herein contained, as of the date hereof and as of the Closing Date (for purposes of this Section 8, "Closing Date" shall refer to the Closing Date for the Firm Shares and any Additional Closing Date, if different, for the Additional Shares), to the absence from any certificates, opinions, written statements or letters furnished to you or to Simpson Thacher & Bartlett ("Underwriters' Counsel") pursuant to this Section 8 of any misstatement or omission, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder, and to the following additional conditions:

                  (a) The Registration Statement shall have become effective not later than 5:30 P.M., New York time, on the date of this Agreement, or at such later time and date as shall have been consented to in writing by you; if the Company shall have elected to rely upon Rule 430A or Rule 434 of the Regulations, the Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 5(a) hereof; and, at or prior to the Closing Date no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued and no proceedings therefor shall have been initiated or threatened by the Commission.

                  (b) At the Closing Date you shall have received the opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for the Company, dated the Closing Date addressed to the Underwriters and in form and substance satisfactory to Underwriters' Counsel, to the effect that:

                                  (i) Each of the Company and its U.S.
                  subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the

                  Company and its subsidiaries is duly qualified and in good standing as a foreign corporation in each U.S. jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate have a material adverse effect on the Company and its subsidiaries taken as a whole. Each of the Company and its U.S. subsidiaries has all requisite corporate authority to own, lease and operate its respective properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus. All of the issued and outstanding capital stock of each subsidiary of the Company has been duly and validly issued and is fully paid and nonassessable and was not issued in violation of preemptive rights and, is owned directly or indirectly by the Company, free and clear of any lien, encumbrance, claim, security interest, restriction on transfer, shareholders' agreement, voting trust or other defect of title whatsoever.

                                 (ii) The Company has an authorized capital
                  stock as set forth in the Registration Statement and the Prospectus. All of the outstanding shares of Common Stock are duly and validly authorized and issued, are fully paid and nonassessable and were not issued in violation of or subject to any preemptive rights. The Shares to be delivered by the Company on the Closing Date have been duly and validly authorized and, when delivered by the Company in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable and will not have been issued in violation of or subject to any preemptive rights. The Common Stock, the Firm Shares and the Additional Shares conform to the descriptions thereof contained in the Registration Statement and the Prospectus.

                                  (iii) The Shares to be sold under this
                  Agreement to the Underwriters are duly authorized for quotation on the National Association of Securities Dealers Automated Quotation (National Market) System.

                                  (iv) This Agreement has been duly and validly
                  authorized, executed and delivered by the Company.

                                  (v) There is no litigation or governmental or
                  other action, suit, proceeding or investigation before any court or before or by any public, regulatory or governmental agency or body pending or to such counsel's knowledge, threatened against, or involving the properties or business of, the Company or any of its subsidiaries, which is of a character required to be disclosed in the Registration Statement and the Prospectus which has not been properly disclosed therein.

                                 (vi) The execution, delivery, and performance
                  of this Agreement and the consummation of the transactions contemplated hereby by the Company do not and will not (A) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its U.S. subsidiaries pursuant to, any agreement, instrument, franchise, license or permit known to such counsel to which the Company or any of its U.S. subsidiaries is a party or by which any of such corporations or their respective properties or assets may be bound or (B) violate or conflict with any provision of the certificate of incorporation or by-laws of the Company or any of its U.S. subsidiaries, or, to the best knowledge of such counsel, any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its U.S. subsidiaries or any of their respective properties or assets. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental, or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets is required for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, except for (1) such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters (as to which such counsel need express no opinion) and (2) such as have been made or obtained under the Act.

                                (vii) The Registration Statement and the
                  Prospectus and any amendments thereof or supplements thereto (other than the financial statements and schedules and other financial data included therein, as to which no opinion need be rendered) comply as to form in all material respects with the requirements of the Act and the Regulations.

                               (viii) The Registration Statement is effective
                  under the Act, and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof has been issued and no proceedings therefor have been initiated or threatened by the Commission and all filings required by Rule 424(b) of the Regulations have been made.

                                 (ix) The statements contained in the Prospectus
                  under the caption "Risk Factors - FDA and Other Government Regulation" and "Business - Government Regulation" and other references therein to food and drug regulatory matters are complete and accurate in all material respects.

                                  (x) Except as disclosed in Schedule III
                  hereto, each stockholder of the Company has entered into or is subject to a Lock-Up Agreement under which such stockholder has agreed not to offer, sell, agree to sell, grant any option for the sale of or otherwise dispose of, or agree to dispose of, directly or indirectly, any shares of Common Stock, options or warrants to acquire shares of Common Stock (or securities exchangeable for exercisable for or convertible into Common Stock) owned by them for a period of 180 days after the date of the Prospectus, without the prior written consent of Bear, Stearns & Co. Inc.; each Lock-Up Agreement constitutes the legal, valid and binding obligations of the stockholder or stockholders party thereto enforceable against each such stockholder in accordance with its terms.

                                 (xi) In addition, such opinion shall also
                  contain a statement that such counsel has participated in conferences with officers and representatives of the Company, representatives of the independent public accountants for the Company and the Underwriters at which the contents of the Prospectus and related matters were discussed and, no facts have come to the attention of such counsel which would cause such counsel to believe that either the Registration Statement at the time it became effective (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b) or Rule 434, if applicable), or any amendment thereof made prior to the Closing Date as of the date of such amendment, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of its date (or any amendment thereof or supplement thereto made prior to the Closing Date as of the date of such amendment or supplement) and as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief or opinion with respect to the financial statements and schedules and other financial data included or incorporated by reference therein).

                  In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' Counsel) of other counsel reasonably acceptable to Underwriters' Counsel, familiar with the applicable laws; (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company and its subsidiaries, provided that copies of any such statements or certificates shall be delivered to Underwriters' Counsel. The opinion of such counsel for the Company shall state that the opinion of any such other counsel is in form satisfactory to such counsel and, in their opinion, you and they are justified in relying thereon.

                  (c) At the Closing Date, you shall have received the opinion of _______, French counsel for the Company, dated the Closing Date addressed to the Underwriters and in form and substance satisfactory to Underwriters' Counsel to the effect that:

                               (i) Ventana Medical Systems, S.A. is a
                  corporation duly organized and validly existing and in good standing under the laws of France, and has all requisite corporate authority to own, lease and operate its properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus.

                              (ii) There is no litigation or governmental or
                  other action, suit, proceeding or investigation before any court or before or by any public, regulatory or governmental body pending or to such counsel's knowledge, threatened against, or involving the properties or business of, Ventana Medical Systems, S.A.

                             (iii) The execution, delivery and performance of
                  this Agreement and the consummation of the transactions contemplated hereby by the Company do not and will not conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Ventana Medical Systems, S.A. pursuant to any agreement, instrument, franchise, license or permit known to such counsel to which Ventana Medical Systems, S.A. is a party or by which Ventana Medical Systems, S.A. or its properties or assets may be bound or violate or conflict with any provision of the certificate of incorporation or by-laws of Ventana Medical Systems, S.A., or, to such counsel's knowledge, any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over Ventana Medical Systems, S.A. or any of its properties or assets.

                              (iv) No consent, approval, authorization, order,
                  registration, filing, qualification, license or permit of or with any court or any public, governmental, or regulatory agency or body having jurisdiction over such corporation or any of its properties or assets is required for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

                               (v) All of the issued and outstanding capital
                  stock of Ventana Medical Systems, S.A. has been duly and validly issued and is fully paid and nonassessable and was not issued in violation of preemptive rights and is owned directly by the Company, free and clear of any lien, encumbrance, claim, security interest, restriction on transfer, shareholders' agreement, voting trust or other defect of title whatsoever.

                  (d) At the Closing Date, you shall have received the opinion of __________, German counsel for the Company, dated the Closing Date addressed to the Underwriters and in form and substance satisfactory to Underwriters' Counsel to the effect that:

                               (i) Ventana Medical Systems GmbH is a corporation
                  duly organized and validly existing and in good standing under the laws of Germany, and has all requisite corporate authority to own, lease and operate its properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus.

                              (ii) There is no litigation or governmental or
                  other action, suit, proceeding or investigation before any court or before or by any public, regulatory or governmental body pending or to such counsel's knowledge, threatened against, or involving the properties or business of, Ventana Medical Systems
                  GmbH.

                             (iii) The execution, delivery and performance of
                  this Agreement and the consummation of the transactions contemplated hereby by the Company do not and will not conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Ventana Medical Systems GmbH pursuant to any agreement, instrument, franchise, license or permit known to such counsel to which Ventana Medical Systems GmbH is a party or by which Ventana Medical Systems GmbH or its properties or assets may be bound or violate or conflict with any provision of the certificate of incorporation or by-laws of Ventana Medical Systems GmbH, or, to such counsel's knowledge, any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over Ventana Medical Systems GmbH or any of its properties or assets.

                              (iv) No consent, approval, authorization, order,
                  registration, filing, qualification, license or permit of or with any court or any public, governmental, or regulatory agency or body having jurisdiction over such corporation or any of its properties or assets is required for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

                               (v) All of the issued and outstanding capital
                  stock of Ventana Medical Systems GmbH has been duly and validly issued and is fully paid and non-assessable and was not issued in violation of any preemptive rights and is owned directly by the Company, free and clear of any lien, encumbrance, claim, security interest, restriction on transfer, shareholders' agreement, voting trust or other defect of title whatsoever.

                  (e) At the Closing Date, you shall have received an opinion of Skjerven, Morrill, MacPherson, Franklin & Friel, patent counsel to the Company, dated the Closing Date addressed to the Underwriters and in form and substance satisfactory to Underwriters' Counsel to the effect that the statements in the Registration Statement and the Prospectus under the captions "Risk Factors -- Patents and Proprietary Rights", "Business -- Patents and Proprietary Rights" and "Business -- Legal Proceedings" and other references therein to patent matters have been reviewed by such counsel and are complete and accurate in all material respects.

                  (f) Kirkland & Ellis, counsel for the entities affiliated with Marquette Venture Partners, (each a "Marquette Entity" and collectively the "Marquette Entities"), shall have furnished to the Underwriters their written opinion, as counsel to the Marquette Entities, addressed to the Underwriters and dated the Closing Date, in form and substance satisfactory to the Underwriters, to the effect that:

                               (i) Each Marquette Entity has full right, power
                  and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement; the execution, delivery and performance of this Agreement, the Power of Attorney and the Custody Agreement by each Marquette Entity and the consummation by each Marquette Entity of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which each Marquette Entity is a party or by which each Marquette Entity is bound or to which any of the property or assets of each Marquette Entity is subject, nor will such actions result in any violation of the provisions of the constituent documents of each Marquette Entity, if any, or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over each Marquette Entity or the property or assets of each Marquette Entity; and, except for the registration of the Shares under the Act and such consents, approvals, authorizations, registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the Power of Attorney or the Custody Agreement by each Marquette Entity and the consummation by each Marquette Entity of the transactions contemplated hereby and thereby;

                             (ii) This Agreement has been duly authorized,
                  executed and delivered by or on behalf of each Marquette
                  Entity;

                             (iii) A Power-of-Attorney and a Custody Agreement
                  have been duly authorized, executed and delivered by each Marquette Entity and constitute valid and binding agreements of each Marquette Entity; and

                              (iv) Upon payment for, and delivery of, the Shares
                  to be sold by each Marquette Entity under this Agreement in accordance with the terms hereof, the Underwriters will acquire all of the rights of each Marquette Entity in such Shares and will also acquire the interest of each Marquette Entity in such Shares free of any adverse claim (within the meaning of the Uniform Commercial Code).

                           In rendering such opinions, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of each Marquette Entity, provided that such counsel shall provide copies of any such certificates to Underwriters' Counsel and shall state that you and they are justified in relying thereon.

                  (g) Wilson Sonsini Goodrich and Rosati, Professional Corporation, counsel for the Selling Stockholders other than the Marquette Entities, shall have furnished to the Underwriters their written opinion, as counsel to each such Selling Stockholder, addressed to the Underwriters and dated the Closing Date, in form and substance satisfactory to the Underwriters, to the effect that:

                           (i) Each such Selling Stockholder has full right,
                  power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement; the execution, delivery and performance of this Agreement, the Power of Attorney and the Custody Agreement by each such Selling Stockholder and the consummation by each such Selling Stockholder of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, nor will such actions result in any violation of the provisions of the constituent documents of each such Selling Stockholder, if any, or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property or assets of such Selling Stockholder; and, except for the registration of the Shares under the Act and such consents, approvals, authorizations, registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the Power of Attorney or the Custody Agreement by each such Selling Stockholder and the consummation by each such Selling Stockholder of the transactions contemplated hereby and thereby;

                           (ii) This Agreement has been duly executed and delivered by or on behalf of each such Selling Stockholder;

                           (iii) A Power-of-Attorney and a Custody Agreement
                  have been duly executed and delivered by each such Selling Stockholder and constitute valid and binding agreements of each such Selling Stockholder; and

                           (iv) Upon payment for, and delivery of, the Shares to
                  be sold by each such Selling Stockholder under this Agreement in accordance with the terms hereof, the Underwriters will acquire all of the rights of such Selling Stockholder in such Shares and will also acquire the interest of such Selling Stockholder in such Shares free of any adverse claim (within the meaning of the Uniform Commercial Code).

                           In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of the Selling Stockholders, provided that such counsel shall provide copies of any such certificates to Underwriters' Counsel and shall state that you and they are justified in relying thereon.

                  (h) All proceedings taken in connection with the sale of the Firm Shares and the Additional Shares as herein contemplated shall be satisfactory in form and substance to you and to Underwriters' Counsel, and the Underwriters shall have received from said Underwriters' Counsel a favorable opinion, dated as of the Closing Date with respect to the issuance and sale of the Shares, the Registration Statement and the Prospectus and such other related matters as you may reasonably require, and the Company and the Selling Stockholders shall have furnished to Underwriters' Counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                  (i) At the Closing Date, you shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, dated the Closing Date to the effect that (i) the condition set forth in subsection (a) of this Section 8 has been satisfied, (ii) as of the date hereof and as of the Closing Date the representations and warranties of the Company set forth in Section 1 hereof are accurate, (iii) as of the Closing Date the obligations of the Company to be performed hereunder on or prior thereto have been duly performed and (iv) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company and its subsidiaries have not sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has not been any material adverse change, or any development involving a prospective material adverse change, in the business, prospects, properties, operations, condition (financial or otherwise), or results of operations of the Company and its subsidiaries taken as a whole, except in each case as described in or contemplated by the Prospectus.

                  (j) At the Closing Date, you shall have received a Certificate of each Selling Stockholder (or the Custodian or one or more attorneys-in-fact on behalf of the Selling Stockholders), dated the Closing Date, signed by, or on behalf of, the Selling Stockholder (or the Custodian or one or more attorneys-in-fact) stating that (i) as of the date hereof and as of the Closing Date, the representations and warranties of the Selling Stockholders set forth in Section 2 hereof are accurate and (ii) each Selling Stockholder has complied with all agreements contained herein to be performed by each Selling Stockholder at or prior to the Closing Date.

                  (k) At the time this Agreement is executed and at the Closing Date, you shall have received a letter, from Ernst & Young LLP, independent public accountants for the Company, dated, respectively, as of the date of this Agreement and as of the Closing Date addressed to the Underwriters and in form and substance satisfactory to you, to the effect that: (i) they are independent certified public accountants with respect to the Company within the meaning of the Act and the Regulations and stating that the answer to Item 10 of the Registration Statement is correct insofar as it relates to them; (ii) stating that, in their opinion, the financial statements and schedules of the Company included in the Registration Statement and the Prospectus and covered by their opinion therein comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable published rules and regulations of the Commission thereunder; (iii) on the basis of procedures consisting of a reading of the latest available unaudited interim consolidated financial statements of the Company, and its subsidiaries, a reading of the minutes of meetings and consents of the stockholders and boards of directors of the Company and its subsidiaries and the committees of such boards subsequent to December 31, 1995, inquiries of officers and other employees of the Company and its subsidiaries who have responsibility for financial and accounting matters of the Company and its subsidiaries with respect to transactions and events subsequent to

         December 31, 1995 and other specified procedures and inquiries to a date not more than five days prior to the date of such letter, nothing has come to their attention that would cause them to believe that: (A) the Unaudited Consolidated Financial Statements and the Unaudited Pro Forma Condensed Consolidated Financial Statements and related schedules of the Company presented in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and, if applicable, the Exchange Act and the applicable published rules and regulations of the Commission thereunder or that such financial statements are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements included in the Registration Statement and the Prospectus; (B) the pro forma adjustments in the Unaudited Pro Forma Condensed Consolidated Financial Statements have not been properly applied to the historical amounts in the compilation of those statements; (C) with respect to the period subsequent to December 31, 1995 there were, as of the date of the most recent available monthly consolidated financial statements of the Company and its subsidiaries, if any, and as of a specified date not more than five days prior to the date of such letter, any changes in the capital stock or long-term indebtedness of the Company or any decrease in the net current assets or stockholders' equity of the Company, in each case as compared with the amounts shown in the most recent audited balance sheet presented in the Registration Statement and the Prospectus, except for changes or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter or (D) that during the period from December 31, 1995 to the date of the most recent available monthly consolidated financial statements of the Company and its subsidiaries, if any, and to a specified date not more than five days prior to the date of such letter, there was any decrease, as compared with the corresponding period in the prior fiscal year, in total revenues, or increase in total or per share net loss, except for changes which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter; and (iv) stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and gross margins, and other financial information pertaining to the Company and its subsidiaries set forth in the Registration Statement and the Prospectus, which have been specified by you prior to the date of this Agreement, to the extent that such amounts, numbers, percentages, and information may be derived from the general accounting and financial records of the Company and its subsidiaries or from schedules furnished by the Company, and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries, and other appropriate procedures specified by you set forth in such letter, and found them to be in agreement.

                  (l) At the time this Agreement is executed and at the Closing Date, you shall have received a letter, from Arthur Andersen LLP, independent public accountants, dated, respectively, as of the date of this Agreement and as of the Closing Date addressed to the Underwriters and in form and substance satisfactory to you, to the effect that: (i) they are independent certified public accountants within the meaning of the Act and the Regulations and stating that the answer to Item 10 of the Registration Statement is correct insofar as it relates to them; and (ii) stating that, in their opinion, the financial statements and schedules of BioTek Solutions, Inc. included in the Registration Statement and the Prospectus and covered by their opinion therein comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable published rules and regulations of the Commission thereunder.

                  (m) Prior to the Closing Date the Company and the Selling Stockholders shall have furnished to you such further information, certificates and documents as you may reasonably request.

                  (n) You shall have received from each person who is a director or officer of the Company and each stockholder (except those named in Schedule III hereto) an agreement to the effect that such person will not, directly or indirectly, without your prior written consent, offer, sell, offer or agree to sell, grant any option to purchase or otherwise dispose (or announce any offer, sale, grant of an option to purchase or other disposition) of any shares of Common Stock (or any securities convertible into, exercisable for or exchangeable or exercisable for shares of Common Stock) for a period of 180 days after the date of the Prospectus.

                  (o) At the Closing Date, the Shares shall have been approved for quotation on the National Association of Securities Dealers Automated Quotation (National Market) System.

                  If any of the conditions specified in this Section 8 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to you or to Underwriters' Counsel pursuant to this Section 8 shall not be in all material respects reasonably satisfactory in form and substance to you and to Underwriters' Counsel, all obligations of the Underwriters hereunder may be cancelled by you at, or at any time prior to, the Closing Date and the obligations of the Underwriters to purchase the Additional Shares may be cancelled by you at, or at any time prior to, the Additional Closing Date. Notice of such cancellation shall be given to the Company and the Selling Stockholders in writing, or by telephone, telex or telegraph, confirmed in writing.

                  9.  Indemnification.

                  (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Shares, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through you expressly for use therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have, including under this Agreement.

                  (b) Each Selling Stockholder agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Shares, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Stockholder specifically for inclusion therein. Notwithstanding the provisions of this Section 9(b), the aggregate liability of any Selling Stockholder under this Section 9(b) shall not exceed the proceeds received by such Selling Stockholder from the sale of Shares under this Agreement. This indemnity agreement will be in addition to any liability which the Selling Stockholders may otherwise have, including under this Agreement.

                  (c) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, the Selling Stockholders, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, each other person, if any, who controls the Company or the Selling Stockholders within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation, jointly or severally, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Shares, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Underwriter through you expressly for use therein; provided, however, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder. This indemnity will be in addition to any liability which any Underwriter may otherwise have, including under this Agreement. The Company acknowledges that the statements set forth in the last paragraph of the cover page and in the first through sixth and the ninth and tenth paragraphs under the caption "Underwriting" in the Prospectus constitute the only information furnished in writing by or on behalf of any Underwriter expressly for use in the registration statement relating to the Shares as originally filed or in any amendment thereof, any related preliminary prospectus or the Prospectus or in any amendment thereof or supplement thereto, as the case may be.

                  (d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 9). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld.

                  10. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 9 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company, the

Selling Stockholders and the Underwriters shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company or the Selling Stockholders any contribution received by the Company or the Selling Stockholders, as the case may be, from persons, other than the Underwriters, who may also be liable for contribution, including persons who control the Company or the Selling Stockholders within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company, the Selling Stockholders, and one or more of the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 9 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Stockholders and (y) the underwriting discounts and commissions received by the Underwriters, respectively, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company, the Selling Stockholders and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 10 and the preceding sentence, (i) in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section 10, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act shall have the same rights to contribution as such Underwriter, each person, if any, who controls a Selling Stockholder within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Selling Stockholder and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of this Section 10. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 10 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its consent; provided, however, that such consent was not unreasonably withheld.

                  11. Default by an Underwriter.

                  (a) If any Underwriter or Underwriters shall default in its or their obligation to purchase Firm Shares or Additional Shares hereunder, and if the Firm Shares or Additional Shares with respect to which such default relates do not (after giving effect to arrangements, if any, made by you pursuant to subsection (b) below) exceed in the aggregate 10% of the number of Firm Shares or Additional Shares, the Firm Shares or Additional Shares to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to the respective proportions which the numbers of Firm Shares set forth opposite their respective names in Schedule I hereto bear to the aggregate number of Firm Shares set forth opposite the names of the non-defaulting Underwriters.

                  (b) In the event that such default relates to more than 10% of the Firm Shares or Additional Shares, as the case may be, you may in your discretion arrange for yourself or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase such Firm Shares or Additional Shares, as the case may be, to which such default relates on the terms contained herein. In the event that within five calendar days after such a default you do not arrange for the purchase of the Firm Shares or Additional Shares, as the case may be, to which such default relates as provided in this Section 11, this Agreement or, in the case of a default with respect to the Additional Shares, the obligations of the Underwriters to purchase and of the Option Stockholders to sell the Additional Shares shall thereupon terminate, without liability on the part of the Company or such Option Stockholders with respect thereto (except in each case as provided in Section 7, 9(a) and 10 hereof) or the Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other Underwriters, the Company and the Selling Stockholders for damages occasioned by its or their default hereunder.

                  (c) In the event that the Firm Shares or Additional Shares to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, you, the Company or the Selling Stockholders shall have the right to postpone the Closing Date or Additional Closing Date, as the case may be for a period, not exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the opinion of Underwriters' Counsel, may thereby be made necessary or advisable. The term "Underwriter" as used in this Agreement shall include any party substituted under this Section 11 with like effect as if it had originally been a party to this Agreement with respect to such Firm Shares and Additional Shares.

                  12. Survival of Representations and Agreements. All representations and warranties, covenants and agreements of the Underwriters, the Company and the Selling Stockholders contained in this Agreement, including the agreements contained in Section 7, the indemnity agreements contained in
Section 9 and the contribution agreements contained in Section 10, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof or by or on behalf of the Company, any of its officers and directors or any controlling person thereof, or by or on behalf of any Selling Stockholder or controlling person thereof and shall survive delivery of and payment for the Shares to and by the Underwriters. The representations contained in Sections 1 and 2 and the agreements contained in Sections 7, 9, 10 and 13(d) hereof shall survive the termination of this

Agreement, including termination pursuant to Section 11 or 13 hereof.

                  13. Effective Date of Agreement; Termination. (a) This Agreement shall become effective, upon the later of (i) when you, the Company and the Selling Stockholders shall have received notification of the effectiveness of the Registration Statement or (ii) the execution of this Agreement. If either the initial public offering price or the purchase price per Share has not been agreed upon prior to 5:00 P.M., New York time, on the fifth full business day after the Registration Statement shall have become effective, this Agreement shall thereupon terminate without liability to the Company, the Selling Stockholders or the Underwriters except as herein expressly provided. Until this Agreement becomes effective as aforesaid, it may be terminated by the Company by notifying you and the Selling Stockholders or by you notifying the Company and the Selling Stockholders. Notwithstanding the foregoing, the provisions of this Section 13 and of Sections 1, 2, 7, 9 and 10 hereof shall at all times be in full force and effect.

                  (b) You shall have the right to terminate this Agreement at any time prior to the Closing Date or the obligations of the Underwriters to purchase the Additional Shares at any time prior to the Additional Closing Date, as the case may be, if (i) any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, the market for the Company's securities or securities in general, (ii) if trading on the National Association of Securities Dealers Automated Quotation (National Market) System, New York or American Stock Exchanges shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the National Association of Securities Dealers Automated Quotation (National Market) System, the New York or American Stock Exchanges or by order of the Commission or any other governmental authority having jurisdiction, (iii) if a banking moratorium has been declared by a state or federal authority or if any new restriction materially adversely affecting the distribution of the Firm Shares or the Additional Shares, as the case may be, shall have become effective, or (iv) (A) if the United States becomes engaged in hostilities or there is an escalation of hostilities involving the United States or there is a declaration of a national emergency or war by the United States or
(B) if there shall have been such change in political, financial or economic conditions if the effect of any such event in (A) or (B) as in your judgment makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Firm Shares or the Additional Shares, as the case may be, on the terms contemplated by the Prospectus.

                  (c) Any notice of termination pursuant to this Section 13 shall be by telephone, telex, or telegraph, confirmed in writing by letter.

                  (d) If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to (i) notification by you as provided in Section 13(a) hereof or (ii) Section 11(b) or 13(b) hereof), or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company or the Selling Stockholders to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by you, reimburse the Underwriters for all out-of-pocket expenses (including the fees and expenses of their counsel), incurred by the Underwriters in connection herewith.

                  14. Notice. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to any Underwriter, shall be mailed, delivered, or telexed or telegraphed and confirmed in writing, to such Underwriter c/o Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167, Attention: Mark R. Goldstein, Vice President; if sent to the Company, shall be mailed, delivered, or telegraphed and confirmed in writing to the Company, 3865 North Business Center Drive, Tucson, Arizona 85705,
Attention: [R. James Danehy, President and Chief Executive Officer]; and if sent to any Selling Stockholder, shall be mailed, delivered or telegraphed and confirmed in writing to such Selling Stockholder at the address set forth in
Schedule II hereto.

                  15. Parties. This Agreement shall insure solely to the benefit of, and shall be binding upon, the Underwriters, the Selling Stockholders, the Company and the controlling persons, directors, officers, employees and agents referred to in Section 9 and 10, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Shares from any of the Underwriters.

                  16. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

                  If the foregoing correctly sets forth the understanding among you, the Company and the Selling Stockholders, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                                       Very truly yours,

                                       VENTANA MEDICAL SYSTEMS, INC.

                                       By:
                                           -------------------------------
                                           Title:

                                       The Selling Stockholders named
                                         in Schedule II to this Agreement

                                       By:
                                           -------------------------------
                                           Attorney-in-fact

Accepted as of the date first above written

BEAR, STEARNS & CO. INC.
DILLON, READ & CO. INC.

By:BEAR, STEARNS & CO. INC.

By:
   ----------------------------
   Title:

On behalf of themselves and the other
Underwriters named in Schedule I hereto.

                                   SCHEDULE I

                                                       Number of Firm
Name of Underwriter                                    Shares to be Purchased
- -------------------                                    ----------------------
Bear, Stearns & Co. Inc. . . . . . . .
Dillon, Read & Co. Inc.  . . . . . . .





                    Total. . . . . . .
                                                       ----------------------
                                                            3,000,000

                                   SCHEDULE II

                                                                                               Number of
                                                                                              Firm Shares
Name and Address of Selling Stockholder                                                       to be Sold
- ---------------------------------------                                                       -----------
Entities affiliated with Marquette Venture Partners*
520 Lake Cook Rd., Suite 450
Deerfield, IL 60015 .................................................................           444,017
The CIT Group/Venture Capital, Inc.* ................................................           101,945
Interwest Partners IV, L.P.* ........................................................            86,265
Victoria Bannister* .................................................................            10,744
W. Ross Humphreys ...................................................................            73,558
J. David Lowell .....................................................................            28,428
David Nunnery* ......................................................................               931
Jan Karel Smeets ....................................................................            15,635
Douglas F. Sweet* ...................................................................               716
Richard B. Peterson* ................................................................             5,157
Thomas B. Healey ....................................................................            10,441
Dorothy L. O'Neal Revocable Trust ...................................................             8,814
Wm. Kent Wonders ....................................................................             1,895
Entities affiliated with the Myron S. and Joan D
  Eichen Family Trust* ..............................................................             2,043
Charles J. Casebeer* ................................................................               260
Jessica Youle .......................................................................             4,264
Mary Cawley .........................................................................             3,326
Lawrance A. Brown, Jr.* .............................................................               613
Philip E. McCarthy* .................................................................                96
Entities affiliated with the Thomas H. and Rosemary
  S. Tisch Trust* ...................................................................               546
Ned M. Weinshenker Money Purchase Pension Plan* .....................................               210
Wayne L. Clevenger Pension Plan* ....................................................                96
                                                                                                -------
Total ...............................................................................           800,000


* Denotes Selling Stockholders who have granted an option to the Underwriters pursuant to Section 3(c) of this Agreement.

                                  SCHEDULE III

Stockholders not subject to 180 day lock-up provisions

                            Number of Shares
                               Immediately             Number of Shares
Name of Stockholder              Saleable              Saleable after 90 days
- -------------------             ----------             ----------------------